EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2023 First Quarter

Jacksonville, FL, February 14, 2023 /Accesswire/ – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company”, “GEE Group”, “us”, “our”, or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2023 first quarter ended December 31, 2022.  All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2023 First Quarter versus Fiscal 2022 First Quarter Highlights

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Revenue for the fiscal 2023 first quarter was $41.1 million, down $1.7 million, or 4%, compared with the fiscal 2022 first quarter revenue of $42.8 million. Revenue for the prior fiscal 2022 first quarter included professional contract revenue of $2.3 million generated from certain discreet projects for clients administering and providing services to or on behalf of COVID-19 responders, which ended during the fiscal 2022 first quarter and are non-recurring in nature. Excluding the effects of these nonrecurring COVID-19-related projects, our remaining consolidated revenue increased $0.6 million, or 1%, quarter over quarter.

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Professional contract services revenue, which represents 77% of our total revenue, increased $1.5 million, or 5%, quarter over quarter, excluding the effects of the nonrecurring COVID-19-related projects revenue. Professional IT contract services revenue grew 15% quarter over quarter. IT contract services represents 60% of all professional services contract revenue, 49% of total revenue, and is a high priority growth sector for the Company.

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Direct hire revenue for the fiscal 2023 first quarter was $5.7 million, down $0.5 million, or 8%, compared with the fiscal 2022 first quarter revenue of $6.2 million. Considering the inherent sensitivity to macroeconomic conditions in the direct hire business (all of which is in our professional services segment) and last year’s record high performance, we remain cautiously optimistic about our overall direct hire revenue potential for fiscal 2023.

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Gross profit for the fiscal 2023 first quarter was $14.4 million, down $1.2 million, or 8%, compared with fiscal 2022 first quarter gross profit of $15.6 million. Our overall gross margins were 35.0% and 36.4% for the fiscal 2023 and 2022 first quarters, respectively. In addition to the effects of lower direct hire business (which has 100% gross margin) and fiscal 2022’s non-recurring COVID-19-related projects, the decreases in gross profit and gross margin quarter over quarter are attributable to increases in contractor pay associated with the recent rise in inflation resulting in some spread compression within the Professional Services Segment. The Company has stepped-up counter-inflationary increases in bill rates and spreads in order to address recent margin compression. Despite lower quarter over quarter gross margin, GEE Group’s current percentage is relatively high, as compared to those of many competitors.

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Net income for the fiscal 2023 first quarter was $0.7 million, or $0.01 per diluted share, down $16.0 million and $0.13 per diluted share compared with the fiscal 2022 first quarter. The fiscal 2022 first quarter net income included gains on the forgiveness of former PPP loans of $16.8 million, and a non-cash goodwill impairment charge of $2.15 million. Adjusted net income (a non-GAAP financial measure) for the fiscal 2023 first quarter was $1.1 million, or $0.01 per diluted share, down $1.6 million, or 59%, as compared with $2.7 million, or $0.02 per diluted share, for the fiscal 2022 first quarter. The Company’s net income and adjusted net income were similarly affected by the items discussed above with regard to gross profit and gross margin, as well as investments in sales and recruiting resources and some other inflationary increases in SG&A. Our investments in sales and recruiting resources and the price increases and targeted cost reductions discussed above are expected to begin to have positive effects on results during the remainder of fiscal 2023. Reconciliations of net income to non-GAAP adjusted net income are attached hereto.

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Adjusted EBITDA (a non-GAAP financial measure) for the fiscal 2023 first quarter ended December 31, 2022 was $2.0 million, down $1.9 million, as compared with $3.9 million for the fiscal 2022 first quarter. As discussed above, the Company expects recent investments in resources, price increases and targeted cost reductions to begin to have positive effects on results during the remainder of fiscal 2023. Reconciliations of net income to non-GAAP Adjusted EBITDA are attached hereto.

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Adjusted free cash flow (a non-GAAP financial measure) for the fiscal 2023 first quarter ended December 31, 2022 was $2.5 million as compared with $4.0 million for the fiscal 2022 first quarter. Adjusted free cash flow has been adjusted to exclude payments of the two installments of deferred FICA taxes of $1.8 million each under the CARES Act, and the effects of annual cash bonus payments under the Company’s new performance-based incentive compensation program. Reconciliations of cash flow from operating activities to non-GAAP adjusted free cash flow are attached hereto.

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As of December 31, 2022, cash balance of $18.5 million, borrowing availability under GEE Group’s bank ABL credit facility was $13.0 million, and net working capital of $28.5 million. As of December 31, 2022, current ratio of 3.6, shareholders’ equity of $102.0 million, and zero long term debt.

•	Net book value per share and net tangible book value per share were $0.89 and $0.26, respectively, as of December 31, 2022.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, "We are off to a solid start for the fiscal year. Our 2023 first quarter results compared with those of the prior fiscal year’s first quarter, adjusted for non-recurring and one-time items, compare favorably, especially considering the volatility and uncertainties that persist in our economy and labor markets.  When we reported similar solid performance for our fiscal 2022 first quarter this time last year, we faced the same sorts of macroeconomic conditions we face today. At that time, we expressed cautious optimism because of these uncertainties, but were able to finish fiscal 2022 strong by executing on opportunities available to us as a result of these conditions.  The recent strong jobs growth report is a positive indicator for us now and despite the potential for some disruption in the labor markets, we continue to express this same cautious optimism for future profitable organic growth, increased earnings and enhanced free cash flow for fiscal 2023. To augment internal growth, we are focused on strategic tuck-in acquisitions as well.”

Mr. Dewan added, "Fiscal 2023 looks promising so far, and we intend to continue the philosophy and strategy of taking advantage of any and all opportunities we can to help our clients meet their human resource needs as we all navigate unprecedented socioeconomic challenges. Our people are the best in the business at identifying, recruiting and placing the best talent available to meet our clients’ unique and ever-evolving needs.  The flexible, on-demand workforce needs of corporate America remain strong and are growing and changing daily. These dynamic changes in how America works will benefit our Company and the staffing industry as a whole."

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2023 fiscal first quarter highlights and results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Quarterly Report on Form 10-Q, and its most recent Annual Report on Form 10-K, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein include the use of non-GAAP financial measures and related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information also are presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, which are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company presents and highlights certain non-GAAP financial measures in this press release, including Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow.  Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP.  Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, setting financial goals for incentive compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs.  The Company also believes that these non-GAAP financial measures also are considered useful by investors.

Non-GAAP Adjusted Net Income is defined as Net Income adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges.

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Non-GAAP EBITDA is defined as net income before interest, taxes, depreciation and amortization.  Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss).  Non-GAAP free cash flow is defined as cash flow from operating activities, less capital expenditures.  Non-GAAP adjusted net income, EBITDA, adjusted EBITDA and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Forms 10-Q and 10-K filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

The reconciliations of: (1) net income to non-GAAP adjusted net income, (2) net income to non-GAAP EBITDA and adjusted EBITDA, and (3) net cash from operating activities to non-GAAP adjusted free cash flow referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Three Month Periods Ended December 31,
(In thousands)

	2022	2021
Net income	$654	$16,668
Non-cash stock compensation	374	147
Gains on PPP loans forgiven	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Severance agreement	-	510
Acquisition, integration & restructuring	44	16
Non-GAAP adjusted net income	$1,072	$2,718

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Reconciliation of Net Income to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended December 31,
(In thousands)

	2022	2021
Net income	$654	$16,668
Interest expense	73	107
Interest income	(38)	-
Income taxes	73	(29)
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	101	86
Amortization	720	1,014
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	1,583	3,223
Non-cash stock compensation	374	147
Severance agreement	-	510
Acquisition, integration & restructuring	44	16
Non-GAAP adjusted EBITDA	$2,001	$3,896

Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
Three Month Periods Ended December 31,
(In thousands)

	2022	2021
Net cash (used in) provided by operating activities	$(326)	$2,264
Acquisition of property and equipment	(50)	(84)
Non-GAAP free cash flow	(376)	2,180
Deferred FICA Payments under CARES Act	1,827	1,827
Annual cash bonuses under performance-based incentive program	1,055	-
Non-GAAP adjusted free cash flow	$2,506	$4,007

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GEE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2022	2021

NET REVENUES:
Contract staffing services	$35,401	$36,684
Direct hire placement services	5,747	6,163
NET REVENUES	41,148	42,847

Cost of contract services	26,757	27,265
GROSS PROFIT	14,391	15,582

Selling, general and administrative expenses	12,808	12,359
Depreciation expense	101	86
Amortization of intangible assets	720	1,014
Goodwill impairment charge	-	2,150
INCOME (LOSS) FROM OPERATIONS	762	(27)
Gain on extinguishment of debt	-	16,773
Interest expense	(73)	(107)
Interest income	38	-
INCOME BEFORE INCOME TAX PROVISION	727	16,639
Provision for income tax expense (benefit)	73	(29)
NET INCOME	$654	$16,668

BASIC EARNINGS PER SHARE	$0.01	$0.15
DILUTED EARNINGS PER SHARE	$0.01	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	114,450	114,100
DILUTED	114,885	115,542

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GEE GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Amounts in thousands)

	December 31,	September 30,
	2022	2022

ASSETS
CURRENT ASSETS
Cash	$18,472	$18,848
Accounts receivable, less allowances ($731 and $738, respectively)	20,339	22,770
Prepaid expenses and other current assets	718	604
Total current assets	39,529	42,222
Property and equipment, net	1,089	1,140
Goodwill	61,293	61,293
Intangible assets, net	10,565	11,285
Right-of-use assets	2,997	2,830
Other long-term assets	683	784
TOTAL ASSETS	$116,156	$119,554

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,869	$2,958
Accrued compensation	4,835	5,750
Current operating lease liabilities	1,303	1,333
Other current liabilities	1,986	5,538
Total current liabilities	10,993	15,579
Deferred taxes	580	528
Noncurrent operating lease liabilities	2,046	1,889
Other long-term liabilities	506	555
Total liabilities	14,125	18,551

Commitments and contingencies (Note 12)

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; issued and outstanding - 114,450 shares at December 31, 2022 and 114,450 shares at September 30, 2021	112,425	112,051
Accumulated deficit	(10,394)	(11,048)
Total shareholders' equity	102,031	101,003
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$116,156	$119,554

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@geegroup.com

SOURCE: GEE Group Inc.

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